EXHIBIT 10.10

                                VOTING AGREEMENT
                                 Time Management

July 27, 2000

The shareholders of the company agree that Philip C. La Puma, shareholder, officer and director and Michael F. Pope, shareholder, officer and director of Time Management Inc. agree to vote in concert with Time Lending California's board of directors. This will allow joint board meetings with Time Lending' board of directors with all matters affecting Time Management to be determined by Time Lending's Board of Directors.

                     Signed: /s/ Philip La Puma
                            -------------------------------
                              Philip La Puma

                             /s/ Michael Pope
                            ---------------------------------------
Dated: July 27, 2000        Time Lending By Michael Pope, President